UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 3, 2025 and November 4, 2025, Tesla, Inc. (“Tesla”), Elon Musk, Joe Gebbia and Vaibhav Taneja posted on X, copies of which are attached hereto as Exhibit 1. On November 4, 2025, Tesla updated its website, www.VoteTesla.com. Copies of the updated materials are attached hereto as Exhibit 2.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the ”SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 130 and 152, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 160 and is available here.

Exhibit 1

Counterpoint Global’s full statement is below:

At Counterpoint Global, we make long-term investments in unique companies and assets that we believe can be much bigger in the future for fundamental reasons. Due to our ownership mindset, we value companies with strong cultures and management teams, often led by founders, with significant skin in the game.

Under Elon Musk's leadership, Tesla has achieved incredible fundamental success and shareholder returns, and has created one of the most innovative and mission driven company cultures we have seen.

With Musk, Tesla's future continues to look bright given its enormous opportunities in mobility, energy and robotics.

Counterpoint Global is voting FOR Tesla's proposed performance-based compensation plan for Musk. We believe that it is in Tesla's and its shareholders' best interest for Musk to have significant skin in the game as he leads the company towards its ambitious future and that shareholders will benefit greatly under the plan if the company achieves its multiple missions under his leadership.

- Dennis Lynch, Head of Counterpoint Global (Morgan Stanley Investment Management)

Vaibhav Taneja @vaibhav_taneja · 12h

There is no CEO who works as hard as Elon and as a shareholder you have the opportunity to vote on the future of Tesla, a future of sustainable abundance for all. Tesla can be the most valuable company and it can only get there under Elon's leadership!!

27 100 1.2K 96K

Vaibhav Taneja
@vaibhav_taneja

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I have been in my current role for over two years and I could not have done this without the guidance and support of Ira who brings immense experience to the board with his years of experience and knowledge of the company. Make sure that you vote for Tesla's vision and Ira. Experience matters!!

1:09 AM · Nov 4, 2025 · **4,169** Views

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Exhibit 2